EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below appoints Larry A. Mizel, Vilia Valentine, Michael Touff and Joseph H. Fretz, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 in connection with the offering by M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), of $1,000,000,000 of securities, which may consist of the Company’s Common Stock, par value $.01 per share, Preferred Stock, par value $.01 per share and/or Debt Securities and including the guaranties of such Debt Securities by the subsidiaries of M.D.C. Holdings, Inc. listed below, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Date: November 3, 2011	/s/ Larry A. Mizel
Larry A. Mizel

Date: November 3, 2011	/s/ David D. Mandarich
David D. Mandarich

Date: November 3, 2011	/s/ Vilia Valentine
Vilia Valentine

Date: November 3, 2011	/s/ David E. Blackford
David E. Blackford

Date: November 3, 2011	/s/ Steven J. Borick
Steven J. Borick

Date: November 3, 2011	/s/ Herbert T. Buchwald
Herbert T. Buchwald

Date: November 3, 2011	/s/ William B. Kemper
William B. Kemper

Date: November 3, 2011	/s/ Michael A. Berman
Michael A. Berman

Date: November 3, 2011	/s/ David Siegel
David Siegel

GUARANTORS OF DEBT SECURITIES

M.D.C. Land Corporation

RAH of Florida, Inc.

RAH of Texas, LP

RAH Texas Holdings, LLC

Richmond American Construction, Inc.

Richmond American Homes of Arizona, Inc.

Richmond American Homes of Colorado, Inc.

Richmond American Homes of Delaware, Inc.

Richmond American Homes of Florida, LP

Richmond American Homes of Illinois, Inc.

Richmond American Homes of Maryland, Inc.

Richmond American Homes of Nevada, Inc.

Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Pennsylvania, Inc.

Richmond American Homes of Texas, Inc.

Richmond American Homes of Utah, Inc.

Richmond American Homes of Virginia, Inc.

Richmond American Homes of Washington, Inc.

Richmond American Homes of West Virginia, Inc.

Richmond American Homes Three, Inc.

Richmond American Homes Four, Inc.

Richmond American Homes Five, Inc.

Richmond American Homes Six, Inc.

Richmond American Homes Seven, Inc.